SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                                November 11, 1996
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               (Date of Report - date of earliest event reported)


                         Arden Industrial Products, Inc.
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               (Exact name of registrant as specified in charter)


Minnesota                        0-23308                       41-0980556
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(State or other                (Commission                    (IRS Employer
jurisdiction of                file number)                 Identification No.)
incorporation)


560 Oak Grove Parkway, Vadnais Heights, Minnesota                     55127
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(Address of principal executive offices)                            (Zip Code)


                                 (612) 490-6800
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              (Registrant's telephone number, including area code)



         ITEMS 1 THROUGH 4 AND 6 AND 8 ARE NOT APPLICABLE AND ARE THEREFORE OMITTED.

ITEM 5.  OTHER EVENTS.

         Effective November 11, 1996, Michael J. Lindseth has been elected as Chief Executive Officer and as a director of the Company. Mr. Lindseth succeeds Larry A. Carlson as Chief Executive Officer. Mr. Carlson will remain as Chairman of the Company's Board of Directors and as a director and also has been elected as the Company's Senior Vice President of Marketing.

         Between July 1995 and February 1996, Mr. Lindseth was employed by Video Sentry Corporation, most recently as its Chief Executive Officer and as a director since December 1994. Between 1979 and 1995, Mr. Lindseth was employed by Cray Research, Inc., serving as Corporate Controller and Treasurer and Managing Director of Cray's North Europe region before being named Executive Vice President and Chief Financial Officer in 1990 and Executive Vice President of Worldwide Sales in 1994.

         The Company has entered into an employment agreement with Mr. Lindseth pursuant to which Mr. Lindseth will be paid an annual salary of $150,000 and may earn up to an additional $75,000 cash bonus pursuant to a performance-based plan. The Company also has granted Mr. Lindseth five-year options to purchase up to 350,000 shares of the Company's Common Stock at an exercise price of $5.00 per share, 50,000 of which will vest 90 days after his commencement of employment and 75,000 of which will vest on each of the first through fourth anniversary dates of his commencement of employment. Mr. Lindseth is entitled to accelerated vesting of his options in the event of certain future changes of control of the Company. In addition, the Company has agreed to register the shares underlying Mr. Lindseth's options under the Securities Act of 1933, as amended. The Company has agreed to pay the premiums for a long-term disability for Mr. Lindseth's benefit pursuant to which, upon his permanent disability, he would be paid $150,000 annually to age 65. Mr. Lindseth has agreed generally not to compete against the Company for two years following his termination of employment with the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

         10.1 Employment Agreement dated November 6, 1996, between Arden Industrial Products, Inc. and Michael J. Lindseth.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 13, 1996.


                                         ARDEN INDUSTRIAL PRODUCTS, INC.


                                         By  /s/ Michael J. Lindseth
                                         Michael J. Lindseth, Chief Executive
                                              Officer